Exhibit 99.1

Elastic Reports Strong Fourth Quarter and Fiscal 2021 Financial Results

Q4 Revenue of $177.6 million, Up 44% year-over-year
Q4 SaaS Revenue of $51.3 million, Up 77% year-over-year
FY21 Revenue of $608.5 million, Up 42% year-over-year

MOUNTAIN VIEW, Calif., June 2, 2021 -- Elastic (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its fourth quarter and full fiscal year (ended April 30, 2021).

Fourth Quarter Fiscal 2021 Financial Highlights

•Total revenue was $177.6 million, an increase of 44% year-over-year, or 39% on a constant currency basis.
•SaaS revenue was $51.3 million, an increase of 77% year-over-year, or 73% on a constant currency basis.
•Calculated billings was $240.9 million, an increase of 38% year-over-year, or 33% on a constant currency basis.
•Deferred revenue was $397.7 million, an increase of 53% year-over-year.
•GAAP operating loss was $37.1 million; GAAP operating margin was -21%.
•Non-GAAP operating loss was $1.2 million; non-GAAP operating margin was -1%.
•GAAP net loss per share was $0.48; non-GAAP net loss per share was $0.08.
•Operating cash flow was -$1.6 million with free cash flow of -$3.1 million.
•Cash and cash equivalents were $400.8 million as of April 30, 2021.

Full Fiscal 2021 Financial Highlights

•Total revenue was $608.5 million, an increase of 42% year-over-year, or 40% on a constant currency basis.
•SaaS revenue was $166.3 million, an increase of 80% year-over-year, or 78% on a constant currency basis.
•GAAP operating loss was $129.5 million; GAAP operating margin was -21%.
•Non-GAAP operating loss was $7.3 million; Non-GAAP operating margin was -1%.
•GAAP net loss per share was $1.48; Non-GAAP net loss per share was $0.09.
•Operating cash flow was $22.5 million with free cash flow of $18.3 million, or 3% free cash flow margin.

“We had a strong fourth quarter capping off an exceptional year, due in large part to the continued adoption of Elastic Cloud and broad-based demand for our enterprise search, observability, and security solutions,” said Shay Banon, Elastic founder, and chief executive officer. “Data volumes keep increasing as companies become more digital and move to the cloud, and our customers are seeing that the ability to search, observe, and protect this ever-increasing amount of data is critical to their success. We believe this continued demand puts us on the path to becoming a $1 billion plus revenue company in fiscal year 2023.”

Fourth Quarter Fiscal 2021 Key Metrics and Recent Business Highlights
Key Customer Metrics
•Total subscription customer count was over 15,000, compared to over 13,800 in Q3 FY21, and over 11,300 in Q4 FY20.
•Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 730, compared to over 670 in Q3 FY21, and over 610 in Q4 FY20.
•Subscription revenue represented 93% of total revenue.
•Net Expansion Rate was consistent with Q3 FY21 and slightly below 130%.

Product Releases and Other Business Highlights

Elastic released new innovations with versions 7.12 and 7.13 across its enterprise search, observability, and security solutions that help customers simplify their workflows and derive value from their data efficiently and at scale.

Foundational features in 7.12 and 7.13 that can be leveraged across all three solutions include the general availability of the frozen data tier, powered by searchable snapshots, which helps customers store and search more data while maintaining control over cost and performance. Additional features include the general availability of schema on read, which allows customers to discover new data and new workflows by creating a schema on the fly, and the general availability of our supervised machine learning which provides customers with a single place to store, transform, build, test, and deploy supervised machine learning models.

Expanded capabilities include:

Elastic Enterprise Search
•Updated data architecture to deliver greater storage efficiency, search performance, and more relevant results, including a new Elastic App Search precision tuning API.
•Added performance and stability improvements to the Elastic App Search web crawler and support for web crawling standards.
•Introduced a new Dropbox Paper connector and enhanced custom source APIs in Elastic Workplace Search, enabling users to search across more content in less time.

Elastic Observability
•Launched the beta of Elastic APM correlations to instantly surface the root cause of poor application performance and reduce the mean time to resolution.
•Added support for Microsoft Azure monitoring use cases with native Microsoft Azure console integration.
•Enabled additional scalability and flexibility of data ingest architectures with the beta release of Fleet Server.

Elastic Security
•Accelerated threat hunting and investigation workflows with the general availability of analyst-driven correlation powered by Event Query Language (EQL).
•Added a new layer of ransomware prevention with behavioral analysis in the Elastic Agent.
•Launched beta support for central management of osquery to help organizations harness the visibility of osquery and the analytical power of Elastic.

Elastic Cloud
•Launched support for the frozen data tier, powered by searchable snapshots, to enable customers to cost-effectively retain more data and unlock new use cases.
•Expanded support for autoscaling on Elastic Cloud to automate data lifecycle management and help customers easily scale deployments as resource needs grow.
•Launched two new Microsoft Azure cloud regions: Azure South Central US (Texas), and Azure East US (Virginia).

Other Business Highlights
•Announced expanded strategic integration with Microsoft enabling customers to find, deploy, and manage Elasticsearch from directly within the Microsoft Azure portal, accelerating time to value of our solutions on Elastic Cloud.
•Recognized as a Visionary in the 2021 Gartner Magic Quadrant for Application Performance Monitoring, and as a Challenger in the 2021 Gartner Magic Quadrant for Insight Engines.
•Expanded open ecosystem of partners with the announcement of strategic integrations and partnerships with Grafana Labs, Confluent, and Swimlane.
•Delivered nine regional virtual ElasticON events, sponsored and exhibited at KubeCon Europe, RSA, Microsoft Build, and the Google Cloud Data Summit.
•Raised more than $1.3 million through the Elastic Cares initiative, an employee-match giving program, and employees volunteered more than 4,000 hours as part of the Elastic volunteer time off program in fiscal year 2021.

Financial Outlook

The Company is providing the following guidance:

For its first quarter of fiscal 2022 (ending July 31, 2021):

•Total revenue is expected to be between $171 million and $173 million.
•Non-GAAP operating margin is expected to be between -5.0% and -4.0%.
•Non-GAAP net loss per share is expected to be between $0.13 and $0.10, assuming between 91 million and 92 million weighted average ordinary shares outstanding.

For its fiscal year 2022 (ending April 30, 2022):

•Total revenue is expected to be between $782 million and $788 million.
•Non-GAAP operating margin is expected to be between -5.5% and -4.5%.
•Non-GAAP net loss per share is expected to be between $0.60 and $0.51, assuming between 92.5 million and 94.5 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Conference Call and Webcast
Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company built on a free and open heritage. Anyone can use Elastic products and solutions to get started quickly and frictionlessly. Elastic offers three solutions for enterprise search, observability, and security, built on one technology stack that can be deployed anywhere. From finding documents to monitoring infrastructure to hunting for threats, Elastic makes data usable in real time and at scale. Founded in 2012, Elastic is a distributed company with Elasticians around the globe. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with U.S. GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risk and uncertainties, which include, but are not limited to, our expected financial results for the fiscal quarter ending July 31, 2021 and the fiscal year ending April 30, 2022, our expectations regarding demand for our products and solutions and our future revenue, our assessments of the strength of our solutions and products, the expected performance or benefits of our offerings, and our expectations regarding the benefits of our investments. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs in light of currently available information regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; our ability to continue to deliver and improve our offerings and develop new offerings, including security-related product and SaaS offerings; customer acceptance and purchase of our existing offerings and new offerings, including the expansion and adoption of our

SaaS offerings; our inability to realize value from investments in the business, including R&D investments; our ability to maintain and expand our user and customer base; the impact of the COVID-19 pandemic on the macroeconomic environment, on our business, operations, hiring and financial results, and on businesses of our customers and partners, including their spending priorities, the effect of lockdowns, restrictions and new regulations; the impact of our licensing model on the use and adoption of our software; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our international expansion strategy; our operating results and cash flows; our beliefs and objectives for future operations; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy, including by expanding our relationships with our partners, and expand in our existing markets and into new markets, and our ability to forecast customer retention and expansion; and general market, political, economic and business conditions.

Any additional or unforeseen effect from the COVID-19 pandemic may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Contact Information

Anthony Luscri
Elastic Investor Relations
ir@elastic.co
(650) 695-1055

Lisa Boughner
Elastic Corporate Communications
lisa.boughner@elastic.co

Elastic N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Revenue
License - self-managed	$22,321	$16,862	$67,994	$53,536
Subscription - self-managed and SaaS	142,218	97,041	499,345	338,634
Total subscription revenue	164,539	113,903	567,339	392,170
Professional services	13,071	9,720	41,150	35,450
Total revenue	177,610	123,623	608,489	427,620
Cost of revenue
Cost of license - self-managed	347	346	1,386	948
Cost of subscription - self-managed and SaaS	34,663	23,987	121,127	84,819
Total cost of revenue - subscription	35,010	24,333	122,513	85,767
Cost of professional services	10,797	9,940	38,541	36,923
Total cost of revenue	45,807	34,273	161,054	122,690
Gross profit	131,803	89,350	447,435	304,930
Operating expenses
Research and development	55,437	45,591	199,203	165,370
Sales and marketing	82,165	58,180	273,877	219,040
General and administrative	31,278	20,153	103,833	91,625
Total operating expenses	168,880	123,924	576,913	476,035
Operating loss	(37,077)	(34,574)	(129,478)	(171,105)
Other income (expense), net (1)	(660)	687	7,764	1,963
Loss before income taxes	(37,737)	(33,887)	(121,714)	(169,142)
Provision for (benefit from) income taxes	5,564	(2,736)	7,720	(1,968)
Net loss	$(43,301)	$(31,151)	$(129,434)	$(167,174)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.48)	$(0.38)	$(1.48)	$(2.12)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	90,028,822	82,123,381	87,207,094	78,799,732
(1) Includes a foreign currency transaction loss of $0.6 million and a foreign currency transaction gain of $7.7 million for the three and twelve months ended April 30, 2021, respectively, arising primarily from foreign exchange remeasurement and settlement of intercompany balances. Intercompany balances are eliminated on consolidation.

Elastic N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)
(Unaudited)

	April 30,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$400,814	$297,081
Restricted cash	2,894	2,308
Accounts receivable, net of allowance for credit losses of $2,344 and $1,247 as of April 30, 2021 and April 30, 2020, respectively	160,415	128,690
Deferred contract acquisition costs	36,089	19,537
Prepaid expenses and other current assets	37,002	32,623
Total current assets	637,214	480,239
Property and equipment, net	8,881	7,760
Goodwill	198,851	197,877
Operating lease right-of-use assets	25,464	32,783
Intangible assets, net	36,286	50,455
Deferred contract acquisition costs, non-current	50,263	24,012
Deferred tax assets	3,697	3,164
Other assets	12,516	7,621
Total assets	$973,172	$803,911
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,248	$11,485
Accrued expenses and other liabilities	28,909	22,210
Accrued compensation and benefits	52,525	48,409
Operating lease liabilities	8,528	7,639
Deferred revenue	352,805	243,324
Total current liabilities	450,015	333,067
Deferred revenue, non-current	44,895	16,378
Operating lease liabilities, non-current	19,649	27,827
Other liabilities, non-current	7,782	12,992
Total liabilities	522,341	390,264
Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of April 30, 2021 and April 30, 2020	—	—
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 90,533,985 shares issued and outstanding as of April 30, 2021 and 82,856,978 shares issued and outstanding as of April 30, 2020	948	856
Treasury stock	(369)	(369)
Additional paid-in capital	1,071,675	898,788
Accumulated other comprehensive loss	(8,105)	(1,377)
Accumulated deficit	(613,318)	(484,251)
Total shareholders’ equity	450,831	413,647
Total liabilities and shareholders’ equity	$973,172	$803,911

Elastic N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss (1)	$(43,301)	$(31,151)	$(129,434)	$(167,174)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	4,381	4,286	17,237	12,859
Amortization of deferred contract acquisition costs	12,536	7,733	40,991	28,314
Non-cash operating lease cost	2,671	2,252	7,927	7,422
Stock-based compensation expense	28,375	17,232	93,680	60,007
Non-cash acquisition expense settled with shares	—	—	—	8,834
Deferred income taxes	321	(918)	33	(1,539)
Foreign currency transaction (gains) loss (2)	(44)	—	(9,507)	—
Other	(153)	(9)	(142)	1,123
Changes in operating assets and liabilities:
Accounts receivable, net	(39,283)	(57,626)	(24,037)	(46,753)
Deferred contract acquisition costs	(26,525)	(19,776)	(81,137)	(46,217)
Prepaid expenses and other current assets	(9,009)	1,395	(4,192)	(2,950)
Other assets	(9,344)	1,823	(4,107)	5,603
Accounts payable	1,546	(1,136)	(4,775)	5,968
Accrued expenses and other liabilities	6,422	3,700	8,118	5,220
Accrued compensation and benefits	9,726	16,333	3,867	19,710
Operating lease liabilities	(2,512)	(2,075)	(7,914)	(6,661)
Deferred revenue	62,628	52,004	115,937	85,670
Net cash provided by (used in) operating activities (3)	(1,565)	(5,933)	22,545	(30,564)
Cash flows from investing activities
Purchases of property and equipment	(1,180)	(826)	(3,912)	(5,063)
Business acquisition, net of cash acquired	—	—	—	(24,373)
Capitalization of internal-use software costs	(317)	—	(317)	—
Other	1,391	249	2,711	249
Net cash used in investing activities	(106)	(577)	(1,518)	(29,187)
Cash flows from financing activities
Proceeds from issuance of ordinary shares upon exercise of stock options	9,704	10,841	77,258	61,463
Payment of withholding taxes related to acquisition expense settled in shares	—	—	—	(2,834)
Repayment of notes payable	—	—	—	(90)
Net cash provided by financing activities	9,704	10,841	77,258	58,539
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	186	(1,309)	6,034	321
Net increase (decrease) in cash, cash equivalents, and restricted cash	8,219	3,022	104,319	(891)
Cash, cash equivalents, and restricted cash, beginning of period	395,489	296,367	299,389	300,280
Cash, cash equivalents, and restricted cash, end of period	$403,708	$299,389	$403,708	$299,389
(1) Includes foreign currency transaction losses of less than $0.1 million and gains of $9.5 million for the three and twelve months ended April 30, 2021, respectively, arising primarily from foreign exchange remeasurement of intercompany balances. Intercompany balances are eliminated on consolidation.
(2) Removes the foreign currency transaction losses of less than $0.1 million and gains of $9.5 million for the three and twelve months ended April 30, 2021, respectively, included in net loss.
(3) Unaffected by foreign currency transaction gains.

Elastic N.V.
REVENUE BY TYPE
(amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2021		2020		2021		2020
	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue
Self-managed subscription	$113,204	64%	$84,933	69%	$401,020	66%	$299,880	70%
License	22,321	13%	16,862	14%	67,994	11%	53,536	12%
Subscription	90,883	51%	68,071	55%	333,026	55%	246,344	58%
SaaS	51,335	29%	28,970	23%	166,319	27%	92,290	22%
Total subscription revenue	164,539	93%	113,903	92%	567,339	93%	392,170	92%
Professional services	13,071	7%	9,720	8%	41,150	7%	35,450	8%
Total revenue	$177,610	100%	$123,623	100%	$608,489	100%	$427,620	100%

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
CALCULATED BILLINGS
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Total revenue	$177,610	$123,623	$608,489	$427,620
Add: Increase in deferred revenue	62,628	52,004	115,937	85,670
Less: Decrease (increase) in unbilled accounts receivable	632	(528)	(2,582)	(592)
Calculated billings	$240,870	$175,099	$721,844	$512,698

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
FREE CASH FLOW
(amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(1,565)	$(5,933)	$22,545	$(30,564)
Less: Purchases of property and equipment	(1,180)	(826)	(3,912)	(5,063)
Less: Capitalization of internal-use software	(317)	$—	(317)	$—
Free cash flow	$(3,062)	$(6,759)	$18,316	$(35,627)
Net cash used in investing activities	$(106)	$(577)	$(1,518)	$(29,187)
Net cash provided by financing activities	$9,704	$10,841	$77,258	$58,539
Net cash provided by (used in) operating activities (as a percentage of total revenue)	(1)%	(5)%	4%	(7)%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	—%	(1)%	(1)%
Less: Capitalization of internal-use software (as a percentage of total revenue)	—%	—%	—%	—%
Free cash flow margin	(2)%	(5)%	3%	(8)%

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except percentages, share and per share amounts)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Gross Profit Reconciliation:
GAAP gross profit	$131,803	$89,350	$447,435	$304,930
Stock-based compensation expense	3,577	2,180	11,929	7,127
Employer payroll taxes on employee stock transactions	424	70	1,335	527
Amortization of acquired intangibles	2,109	2,109	8,437	6,768
Non-GAAP gross profit	$137,913	$93,709	$469,136	$319,352
Gross Margin Reconciliation(1):
GAAP gross margin	74.2%	72.3%	73.5%	71.3%
Stock-based compensation expense	2.0%	1.8%	2.0%	1.7%
Employer payroll taxes on employee stock transactions	0.2%	0.1%	0.2%	0.1%
Amortization of acquired intangibles	1.2%	1.7%	1.4%	1.6%
Non-GAAP gross margin	77.6%	75.8%	77.1%	74.7%
Operating Loss Reconciliation:
GAAP operating loss	$(37,077)	$(34,574)	$(129,478)	$(171,105)
Stock-based compensation expense	28,375	17,232	93,680	60,007
Employer payroll taxes on employee stock transactions	3,940	845	14,376	7,493
Amortization of acquired intangibles	3,537	3,550	14,167	10,068
Acquisition-related expenses	—	212	—	17,974
Non-GAAP operating loss	$(1,225)	$(12,735)	$(7,255)	$(75,563)
Operating Margin Reconciliation(1):
GAAP operating margin	(20.9)%	(28.0)%	(21.3)%	(40.0)%
Stock-based compensation expense	16.0%	13.9%	15.4%	14.0%
Employer payroll taxes on employee stock transactions	2.2%	0.7%	2.4%	1.8%
Amortization of acquired intangibles	2.0%	2.9%	2.3%	2.4%
Acquisition-related expenses	0.0%	0.2%	0.0%	4.2%
Non-GAAP operating margin	(0.7)%	10.3%	(1.2)%	(17.7)%
Net Loss Reconciliation:
GAAP net loss	$(43,301)	$(31,151)	$(129,434)	$(167,174)
Stock-based compensation expense	28,375	17,232	93,680	60,007
Employer payroll taxes on employee stock transactions	3,940	845	14,376	7,493
Amortization of acquired intangibles	3,537	3,550	14,167	10,068
Acquisition-related expenses	—	212	—	17,974
Income tax(2)	(200)	(458)	(777)	(1,623)
Non-GAAP net loss	$(7,649)	$(9,770)	$(7,988)	$(73,255)
Non-GAAP net loss per share attributable to ordinary shareholders, basic and diluted	$(0.08)	$(0.12)	$(0.09)	$(0.93)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	90,028,822	82,123,381	87,207,094	78,799,732

(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.

(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2021	2020	2021	2020
Cost of revenue reconciliation:
GAAP cost of license - self-managed	$347	$346	$1,386	$948
Amortization of acquired intangibles	(347)	(346)	(1,386)	(948)
Non-GAAP cost of license - self -managed	$—	$—	$—	$—
GAAP cost of subscription - self-managed and SaaS	$34,663	$23,987	$121,127	$84,819
Stock-based compensation expense	(2,040)	(1,278)	(7,105)	(4,147)
Employer payroll taxes on employee stock transactions	(187)	(28)	(674)	(349)
Amortization of acquired intangibles	(1,762)	(1,763)	(7,051)	(5,820)
Non-GAAP cost of subscription - self-managed and SaaS	$30,674	$20,918	$106,297	$74,503
GAAP cost of professional services	$10,797	$9,940	$38,541	$36,923
Stock-based compensation expense	(1,537)	(902)	(4,824)	(2,980)
Employer payroll taxes on employee stock transactions	(237)	(42)	(661)	(178)
Non-GAAP cost of professional services	$9,023	$8,996	$33,056	$33,765
Operating expenses reconciliation:
GAAP research and development expense	$55,437	$45,591	$199,203	$165,370
Stock-based compensation expense	(10,958)	(6,534)	(35,267)	(23,621)
Employer payroll taxes on employee stock transactions	(968)	(293)	(3,670)	(2,179)
Acquisition-related expenses	—	—	—	(34)
Non-GAAP research and development expense	$43,511	$38,764	$160,266	$139,536
GAAP sales and marketing expense	$82,165	$58,180	$273,877	$219,040
Stock-based compensation expense	(9,062)	(5,828)	(31,581)	(19,334)
Employer payroll taxes on employee stock transactions	(1,905)	(421)	(5,399)	(3,237)
Amortization of acquired intangibles	(1,428)	(1,441)	(5,730)	(3,300)
Acquisition-related expenses	—	(14)	—	(522)
Non-GAAP sales and marketing expenses	$69,770	$50,476	$231,167	$192,647
GAAP general and administrative expense	$31,278	$20,153	$103,833	$91,625
Stock-based compensation expense	(4,778)	(2,690)	(14,903)	(9,925)
Employer payroll taxes on employee stock transactions	(643)	(61)	(3,972)	(1,550)
Acquisition-related expenses	—	(198)	—	(17,418)
Non-GAAP general and administrative expense	$25,857	$17,204	$84,958	$62,732

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Loss Per Share
We define non-GAAP net loss per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings
We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. Calculated billings exclude deferred revenue and unbilled accounts receivable acquired through acquisitions in the period of acquisition. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near-term cash flows and operating results.

Constant Currency
We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.